EXHIBIT 99.1

IZEA Reports Q4 2020 Financial Results

ORLANDO, FL (March 30, 2021) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, reported its financial and operational results for the fourth quarter ended December 31, 2020.

Q4 2020 Financial Summary Compared to Q4 2019
•Total revenue increased 10% to $6.4 million, compared to $5.8 million.
•Managed Services unit revenue increased 17% to $5.9 million, compared to $5.0 million.
•SaaS Services unit revenue decreased 34% to $537,000, compared to $811,000.
•Total costs and expenses decreased to $7.4 million, compared to $8.2 million.
•Net loss was $1.0 million, compared to a net loss of $2.3 million.
•Adjusted EBITDA* improved to $(0.5) million, compared to $(1.3) million.
Q4 2020 Operational Highlights
•Delivered all-time record Q4 Managed Services Bookings.
•Hit all-time record count of customers licensing IZEA SaaS products in December.
•Opened the Shake Marketplace for business.
•Milestone of one billion pieces of content analyzed by BrandGraph.
•Awarded first contract to promote a branch of the U.S. Military.

* Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Use of Key Metrics and Non-GAAP Financial Measures”.

Management Commentary

“The fourth quarter of 2020 marked the return to growth for IZEA during the most challenging and dynamic year in the history of our company,” said Ted Murphy, IZEA’s Chairman and CEO. “Our overall revenue grew 10% in the quarter, driven largely by a 47% YoY increase in Managed Services bookings in Q4. The majority of those bookings were signed in the month of December, and we expect those bookings to be recognized over an average of 6 months. We also saw substantial improvements of more than 50% for both net income and Adjusted EBITDA during the period, along with a margin improvement of just over 300 basis points.”

“As we expected, revenue from our SaaS Services was challenged in the 4th quarter as we continued to transition through our new pricing model,” continued Murphy. “The acquisition of new enterprise IZEAx customers in 2020 was slow through Q3, and many of our existing customers churned or reduced their marketplace spend as the pandemic hit. That revenue takes time to rebuild, especially under our more affordable pricing tiers. That said, we onboarded a record number of new IZEAx customers in Q4, and despite the decreases in overall SaaS Services revenue, our count of active SaaS customers continues to grow and hit an all-time high again in March.”

“IZEA ended the fourth quarter with $33.0 million in cash and subsequently raised $34.3 million under an ATM offering in the first quarter of 2021,” said Murphy “We have been making strategic investments in technology, marketing, and people, to best position ourselves to more aggressively grow in 2021 and beyond. There is a vast amount of opportunity in the influencer marketing industry. We intend to relentlessly pursue growth in our client base, partnerships, and brand in order to capture the largest share possible of the industry we created.”

Q4 2020 Financial Results

Total revenue in the fourth quarter of 2020 increased 10% to $6.4 million, compared to $5.8 million in the fourth quarter of 2019, with revenue from Managed Services increasing by $842,000, or 17%, to $5.9 million in the fourth quarter of 2020 compared to the fourth quarter of 2019 and revenue from SaaS Services decreasing by $274,000, or 34%, in the fourth quarter of 2020 compared to the fourth quarter of 2019.

Revenue from Managed Services improved due to the sharp increase in bookings for managed services as several customers completed large fourth quarter projects based on their marketing objectives, which included shifting more of their spend to influencer marketing campaigns.

Revenue from SaaS Services decreased primarily as a result of lower spend levels (“gross billings,” a key metric as further defined below) from our SaaS marketers and, as a result of competitive pricing efforts, our margins on those spends were reduced. Gross billings for SaaS Services decreased 23% to $2.2 million in Q4 2020, compared to $2.8 million in Q4 2019. Certain of our SaaS marketers decreased their spend levels as they transitioned from the TapInfluence platform to IZEAx and curtailed spending throughout 2020. The reduction in these gross billings resulted in the $274,000 decrease in SaaS Services Revenue in the fourth quarter of 2020 compared to the fourth quarter of 2019.

Total costs and expenses decreased 9% in the fourth quarter of 2020 to $7.4 million compared to $8.2 million in the corresponding quarter of 2019. This decrease was due to a $418,000 impairment of intangible assets in Q4 2019 and a $422,000 decrease in personnel expenses due to a 14% decrease in headcount in Q4 2020 as compared to Q4 2019 as a result of natural attrition during the year that we did not replace.

Net loss in the fourth quarter of 2020 was $1.0 million, or $(0.02) per share, as compared to a net loss of $2.3 million, or $(0.07) per share in the fourth quarter of 2019, based on 50.1 million and 34.5 million average shares outstanding, respectively.

Adjusted EBITDA (a non-GAAP measure management uses as a proxy for operating cash flow, as defined below) improved 64%, or $825,000, to $(0.5) million in the fourth quarter of 2020 compared to $(1.3) million in the fourth quarter of 2019. Adjusted EBITDA as a percentage of revenue in the fourth quarter of 2020 was negative seven percent ((7)%) compared to negative twenty-two percent ((22)%) in the fourth quarter of 2019.

We raised $2.7 million from sale of securities through our at-the-market offering (the "ATM") in Q4 2020 and our cash balance as of December 31, 2020 was $33.0 million. From June 2020 to date, we have raised total gross proceeds of $62.8 million through the ATM.
Conference Call

IZEA will hold a conference call to discuss its fourth quarter 2020 results on Tuesday, March 30th at 5:00 p.m. Eastern time. Management will host the call, followed by a question and answer period.

Date: Tuesday, March 30, 2021
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

The conference call will be webcast live and available for replay via the investors section of our website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through April 6, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13717582

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive measurable return on investment.

Use of Key Metrics and Non-GAAP Financial Measures
We define gross billings, a key metric, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts billed to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Legacy Workflow and Marketplace Spend (which are included in SaaS Services) differs from revenue for these services reported in our consolidated statements of operations. These services are presented net of the amounts we pay to the third-party creators providing the content or sponsorship services. Gross billings for all other revenue types equal the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to evaluate our transaction totals on an equal basis in order for us to see our contribution margins by revenue stream so that we can better understand where we should be allocating our resources. Additionally, because we invoice our customers on a gross basis based on our services or their transactions plus a fee, tracking gross billings is critical as it pertains to our credit risk and cash flow.

Bookings is a key metric and is our measure of all sales orders minus any known or expected cancellations or refunds in a period. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustment. Revenue from Managed Services bookings are typically recognized over a 6-month period on average.

"Adjusted EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as it excludes transactions not related to our core cash-generating operating business activities, and it provides consistency to facilitate period-to-period comparisons. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash-generating operations.

All companies do not calculate gross billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” “estimates,” “believes,” “intends,” “likely,” “projects,” “plans,” “pursue," “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations regarding future results and the realization of revenue from sales activity, bookings, expectations with respect to operational efficiency, revenue and margins based on bookings, plans to increase the number of team members, the financial impact of investments in our software business, continuation of new IZEAx customers and their effect on future sales, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to raise additional funding needed to fund our business operation in the future, uncertainty relating to the effects of COVID-19, competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$33,045,225	$5,884,629
Accounts receivable, net	5,207,205	5,596,719
Prepaid expenses	199,294	400,181
Other current assets	74,467	153,031
Total current assets	38,526,191	12,034,560

Property and equipment, net	230,918	309,780
Goodwill	4,016,722	8,316,722
Intangible assets, net	505,556	1,611,516
Software development costs, net	1,472,684	1,519,980
Security deposits	—	151,803
Total assets	$44,752,071	$23,944,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,880,144	$2,252,536
Accrued expenses	1,924,973	1,377,556
Contract liabilities	7,180,264	6,466,766
Current portion of notes payable	1,477,139	—
Lease liability	—	83,807
Total current liabilities	12,462,520	10,180,665

Finance obligation, less current portion	43,808	45,673
Notes payable, less current portion	459,383	—
Total liabilities	12,965,711	10,226,338

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.0001 par value; 200,000,000 shares authorized; 50,050,167 and 34,634,172, respectively, issued and outstanding	5,005	3,464
Additional paid-in capital	102,416,131	74,099,328
Accumulated deficit	(70,634,776)	(60,384,769)
Total stockholders’ equity	31,786,360	13,718,023

Total liabilities and stockholders’ equity	$44,752,071	$23,944,361

IZEA Worldwide, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$6,394,728	$5,826,966	$18,329,555	$18,955,672

Costs and expenses:
Cost of revenue (exclusive of amortization)	2,743,502	2,700,116	8,000,038	8,521,353
Sales and marketing	1,844,800	2,002,189	5,999,671	6,240,263
General and administrative	2,445,826	2,596,547	8,611,423	9,193,032
Impairment of goodwill and intangible assets	—	418,099	4,300,000	418,099
Depreciation and amortization	401,267	433,206	1,652,126	1,750,629
Total costs and expenses	7,435,395	8,150,157	28,563,258	26,123,376

Loss from operations	(1,040,667)	(2,323,191)	(10,233,703)	(7,167,704)

Other income (expense):
Interest expense	(20,470)	9,281	(63,012)	(233,654)
Other income, net	20,533	19,791	46,708	111,238
Total other income (expense), net	63	29,072	(16,304)	(122,416)

Net loss	$(1,040,604)	$(2,294,119)	$(10,250,007)	$(7,290,120)

Weighted average common shares outstanding – basic and diluted	50,050,167	34,532,361	41,289,705	25,516,573
Basic and diluted loss per common share	$(0.02)	$(0.07)	$(0.25)	$(0.29)

Revenue Details:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Managed Services Revenue	$5,858,016	$5,015,956	$15,987,226	$15,432,868

Legacy Workflow Fees	—	20,328	—	156,119
Marketplace Spend Fees	139,114	315,232	621,931	1,270,560
License Fees	322,913	441,063	1,507,336	1,986,285
Other Fees	74,685	34,387	213,062	109,840
SaaS Services Revenue	536,712	811,010	2,342,329	3,522,804

Total Revenue	$6,394,728	$5,826,966	$18,329,555	$18,955,672

IZEA Worldwide, Inc.
Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net loss	$(1,040,604)	$(2,294,119)	$(10,250,007)	$(7,290,120)
Non-cash stock-based compensation	121,147	136,580	477,993	634,651
Non-cash stock issued for payment of services	31,251	29,161	125,000	141,665
Gain on settlement of acquisition costs payable	—	—	—	(602,410)
Increase in value of acquisition costs payable	—	—	—	6,222
Interest expense	20,470	(9,281)	63,012	233,654
Depreciation and amortization	401,267	433,206	1,652,126	1,750,629
Impairment of goodwill and intangible assets	—	418,099	4,300,000	418,099
Other non-cash items	(175)	(5,117)	(22,598)	18,786
Adjusted EBITDA	$(466,644)	$(1,291,471)	$(3,654,474)	$(4,688,824)

Revenue	$6,394,728	$5,826,966	$18,329,555	$18,955,672
Adjusted EBITDA as a % of Revenue	(7)%	(22)%	(20)%	(25)%

IZEA Worldwide, Inc.
Gross Billings

Gross billings by revenue type:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Managed Services Gross Billings	$5,858,016	$5,015,956	$15,987,226	$15,432,868

Legacy Workflow Fees	—	284,494	—	2,155,550
Marketplace Spend Fees	1,773,878	2,065,751	6,476,261	9,264,892
License Fees	322,913	441,063	1,507,336	1,986,285
Other Fees	74,685	34,387	213,062	109,840
SaaS Services Gross Billings	2,171,476	2,825,695	8,196,659	13,516,567

Total Gross Billings	$8,029,492	$7,841,651	$24,183,885	$28,949,435